AMENDMENT NO. 06
TO
DISTRIBUTION AGREEMENT

AMERICAN INDEPENDENCE FUNDS TRUST

THIS AMENDMENT No. 06 to the DISTRIBUTION AGREEMENT (the "Amendment") is made as of the 11th day of July 2013 by and among the American Independence Funds Trust and American Independence Funds Trust II (the "Trusts"), each a Delaware Business Trust, American Independence Financial Services, LLC (the "Adviser"), a Delaware limited liability company, and Matrix Capital Group, Inc. (the "Distributor"), a New York corporation. All capitalized terms not otherwise defined herein shall have the meaning ascribed to same in the Agreement (as defined below).

WHEREAS, the American Independence Funds Trust (the "Trust") and Distributor entered into a Distribution Agreement dated October 25, 2010, as amended through __________, 2013, ("Agreement") pursuant to which the Trust appointed Distributor as principal underwriter and distributor in connection with the offering and sale of shares of the Trust;

WHEREAS, the American Independence Funds Trust II is an open-end management investment company under the 40 Act and has registered its shares as beneficial interest under the 1933 Act in one or more distinct series of Shares;

WHEREAS, the Trusts and Distributor desire to enter into this Amendment to include the American Independence Funds Trust II, on behalf of the series as listed in Schedule A, as a party to the Agreement; and

WHEREAS, the Trusts and Distributor desire to amend Schedule A of the Agreement.

NOW THEREFORE, in consideration of these promises and mutual covenants herein contained, it is agreed that the attached Schedule A is effective as of the amendment date provided above and shall supersede any previously amended Schedule A.

SCHEDULE A

American Independence Funds Trust

Portfolios

Funds Covered by Distribution Agreement:

American Independence Stock Fund
American Independence International Alpha Strategies Fund
American Independence Strategic Income Fund
American Independence Core Plus Fund
American Independence Kansas Tax-Exempt Bond Fund
American Independence U.S. Inflation-Indexed Fund
American Independence Fusion Fund
American Independence Dynamic Conservative Plus Fund
American Independence Risk Managed Allocation Fund

American Independence Funds Trust II

Portfolios

Funds Covered by Distribution Agreement:

American Independence MAR 6 Fund
American Independence MAR 8 Fund
American Independence MAR 10 Fund Fund
American Independence MAR 12 Fund
American Independence Laffer Dividend Growth Fund

Fee Schedule

Fees for distribution and distribution support services on behalf of the Funds:

Annual fee of $6,000.00 per series (Fund); 14 Series $84,000 annually

American Independence Funds Trust

By: ______________________
Eric Rubin, President

American Independence Funds Trust II

By: ______________________
Eric Rubin, President

American Independence Financial Services, LLC

By: ______________________
John Pileggi, Managing Partner

Matrix Capital Group, Inc.

By: ______________________
Christopher F. Anci, President